Exhibit 99.1

FOR IMMEDIATE RELEASE June 12, 2019

Sorrento To Explore Potential Initial Public Offering of Scilex Holding Company

SAN DIEGO, CA, June 12th, 2019/GlobeNewswire/ -- SAN DIEGO - Sorrento Therapeutics, Inc. (Sorrento, Nasdaq: SRNE) today announced that it is exploring the possibility of an initial public offering of its majority-owned subsidiary, Scilex Holding Company. No decisions have been taken at this point on the structure or timing of any initial public offering, and no assurance can be given that an initial public offering will be pursued or completed.

This press release is being made pursuant to, and in accordance with, Rule 135 under the Securities Act of 1933, as amended. This press release does not constitute an offer to sell or the solicitation of an offer to buy securities, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that jurisdiction.

Forward-Looking Statements

This press release contains forward-looking statements related to Sorrento Therapeutics, Inc. under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995 and subject to risks and uncertainties that could cause actual results to differ materially from those projected. Forward-looking statements include statements regarding any potential initial public offering by Scilex Holding Company. Risks and uncertainties that could cause our actual results to differ materially and adversely from those expressed in our forward-looking statements, include, but are not limited to: risks related to Sorrento's and its subsidiaries', including Scilex Holding Company’s, technologies and prospects, factors affecting the marketplace for public offerings of this type, the failure of a possible initial public offering to have the anticipated benefits to Sorrento, Scilex Holding Company and their respective stockholders, and other risks that are described in Sorrento's most recent periodic reports filed with the Securities and Exchange Commission, including Sorrento's Annual Report on Form 10-K for the year ended December 31, 2018, and subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission, including the risk factors set forth in those filings. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release and we undertake no obligation to update any forward-looking statement in this press release except as required by law.

Media and Investor Relations

Contact: Alexis Nahama, DVM

Telephone: 1.858.203.4120

Email: mediarelations@sorrentotherapeutics.com

Website: www.sorrentotherapeutics.com

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